Exhibit 10.1

AMENDMENT NO. 1

to

EMPLOYMENT AGREEMENT

dated October 23, 2007

by and between

AXIS Specialty Limited (the “Company”)

and

John R. Charman (the “Executive”)

WHEREAS, the Company and the Executive entered into an amended and restated employment agreement dated as of December 15, 2003 (the “Agreement”);

WHEREAS, each of the Board of Directors and the Compensation Committee of the Board has determined that it is in the best interests of the Company and its shareholders to extend the Executive’s service as its President and Chief Executive Officer and as a member of its Board of Directors, and of the Executive Committee of the Board through the period ending December 31, 2009;

WHEREAS, the Executive desires to extend his employment through the period ending December 31, 2009;

WHEREAS, the Company and the Executive desire to amend the Agreement to reflect the extension of the Executive’s employment pursuant to the terms and conditions of the Agreement;

NOW, THEREFORE, the Agreement is hereby amended, effective as of October 23, 2007 as follows:

1.             Section 1 of the Agreement is hereby modified by deleting the reference to “December 31, 2008” wherever it may occur and replacing it with “December 31, 2009” in lieu thereof.

2.             Section 18 of the Agreement is hereby modified by deleting the reference to  the Company’s address for notice in its entirety and replacing it with “AXIS Specialty Limited, 92 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: General Counsel”.

3.             Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty Limited

By:	/s/ Michael A. Butt

John R. Charman

/s/ John R. Charman